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                                                                 EXHIBIT 10.31.2



SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION OR EXEMPTION THEREFROM.


                             STOCK PURCHASE WARRANT
                                [Initial Warrant]


        This Warrant is issued this 22d day of June, 1998, by BIKERS DREAM, INC., a California corporation (the "Company"), to SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders"). Capitalized terms not defined herein shall have the meanings assigned by the Loan Agreement referred to in Section 1.

                                   Agreement:

        1. Issuance of Warrant; Term. For and in consideration of Sirrom Capital Corporation d/b/a Tandem Capital purchasing from the Company and other Borrowers a Secured Promissory Note in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the "Note") pursuant to the terms of a Loan Agreement dated June 22, 1998 (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase at any time and from time to time, in whole or in part, on or after June 22, 1998, up to 370,000 Shares of the Company's Common Stock, no par value (the "Common Stock). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from June 22, 1998, until 5:00 PM, Nashville time, June 22, 2003.

        2. Exercise Price. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased shall be $4.0625 per Share, and shall be further adjusted as provided herein. The Exercise Price shall automatically be reset on the first anniversary of the Closing Date at the lesser of (i) $4.0625, or (ii) the average closing bid price of the Company's Common Stock for the 20 trading days immediately preceding such anniversary, provided that no adjustment shall be made which increases the then effective Exercise Price.

        3. Exercise. This Warrant may be exercised by the Holder hereof as to all or any increment or increments of 100 Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the address set forth in the


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Loan Agreement, or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price, or (iii) by the surrender of a portion of this Warrant where the excess of (A) the Fair Market Value of the Shares subject to the portion of this Warrant that is surrendered (the "Surrendered Shares"), over (B) the aggregate Exercise Price of the Surrendered Shares, is equal to the aggregate Exercise Price for the Shares to be issued. Upon payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Shares may not then be actually delivered to the Holder. The Company shall as promptly as practicable thereafter, and in any event within 15 days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled upon surrender of the old Warrant to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

        4. Covenants and Conditions. The above provisions are subject to the following:

               4.1 Restrictive Legend. Each certificate representing Shares shall bear the following legend:

               THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION OR EXEMPTION THEREFROM.

               4.2 Validity; Reservation of Shares. The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor pursuant to this Warrant, be validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the



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exercise of this Warrant such number of authorized but unissued shares of Common
Stock as will be sufficient to permit the exercise in full of this Warrant.

        5. Transfer and Replacement of Warrant. Subject to the provisions of
Section 4, this Warrant may be transferred, in whole or in part, but only in multiples of 10,000 Shares, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer; provided that the transferee is an accredited investor as defined in Regulation D of the Securities Act of 1933, and in compliance with all applicable federal and state securities laws. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the transferee or transferees and in the denominations specified in such instructions. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, bearing the restrictive legend set forth above, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

        6. Warrant Holder Not Shareholder; Rights Offering; Preemptive Rights. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are then issuable upon exercise of this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its Common Stock without the prior written consent of the Holder.

        7.     Adjustment of Number of Shares and Exercise Price.

               7.1 Recapitalizations - Adjustment of Number of Shares. If all or any portion of this Warrant shall be exercised subsequent to any transaction in which the Company shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any other class), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, or (v) otherwise change its capital structure, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the



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aggregate number and class of shares and such other securities which such Holder would have received if this Warrant had been exercised immediately prior to the record date for such transaction.

               7.2 Mergers, Etc. - Adjustment of Number of Shares. If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization, or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which Shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event.

               7.3 Adjustment of Exercise Price Upon Issuance of Shares, Warrants, Rights, Etc.

                      (a) Initial Exercise Price. The initial Exercise Price per share shall be $4.0625. The Exercise Price shall automatically be reset on the first anniversary of the Closing Date at the lesser of (i) $4.0625, or (ii) the average closing bid price of the Company's Common Stock for the 20 trading days immediately preceding such anniversary, provided that no adjustment shall be made which increases the then effective Exercise Price.

                      (b) Recapitalizations. If the Company, at any time prior to the expiration of this Warrant, shall (i) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (ii) subdivide outstanding shares of Common Stock into a larger number of shares, (iii) combine outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, or (v) otherwise change its capital structure, then the Exercise Price then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Such adjustment shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                      (c) Distributions of Warrants or Rights, Issuance of Stock or Warrants at Less Than Fair Market Value. If the Company, at any time prior to the expiration of this



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Warrant, shall (i) issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of Common Stock at the record date mentioned below, or (ii) issue additional Common Stock, or warrants, options, or other securities convertible into Common Stock, at a price or exercise or conversion price per share less than the Fair Market Value of the Common Stock at the date of issuance or grant, the Exercise Price then in effect shall be adjusted to equal (x) the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such issuance or grant, multiplied by the Exercise Price then in effect, plus (B) the aggregate consideration to be paid for such Common Stock or other securities, divided by (y) the sum of (C) the total number of shares of Common Stock outstanding immediately prior to such issuance or grant, plus (D) the number of shares of Common Stock or common stock equivalents issued or granted. Provided, that no such adjustment shall be made which has the effect of increasing the Exercise Price. Further provided, that the adjustment provided by this Section 7.3(c) shall not apply to issuance of securities pursuant to options, warrants, or conversion rights outstanding on the date this Warrant is issued. Such adjustment shall be made whenever such rights, warrants, Common Stock, or securities are issued, and shall become effective immediately after (i) the record date for the determination of stockholders entitled to receive such rights or warrants, or (ii) the issuance of such Common Stock or common stock equivalents. Provided, that upon the expiration of any right or warrant to purchase or convert into Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 7.3(c), if such right or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 7 after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased or obtained upon the exercise of such rights or warrants actually exercised.

                      (d) Distributions of Warrants or Rights, Issuance of Stock or Warrants at Less Than Exercise Price. If the Company, at any time prior to the expiration of this Warrant, shall (i) issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Exercise Price then in effect, or (ii) issue additional Common Stock, or warrants, options, or other securities convertible into Common Stock, at a price or exercise or conversion price per share less than the Exercise Price then in effect, the Exercise Price shall be reset at such lesser amount. Further provided, that the adjustment provided by this Section 7.3(d) shall not apply to issuance of securities pursuant to options, warrants, or conversion rights outstanding on the date this Warrant is issued. Such adjustment shall be made whenever such rights, warrants, Common Stock, or securities are issued, and shall become effective immediately after
(i) the record date for the determination of stockholders entitled to receive such rights or warrants, or (ii) the issuance of such Common



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Stock or common stock equivalents. Provided, that upon the expiration of any right or warrant to purchase or convert into Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 7.3(d), if such right or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section 7 after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased or obtained upon the exercise of such rights or warrants actually exercised.

                      (e) Distributions of Other Property. If the Company, at any time prior to the expiration of this Warrant, shall distribute to all holders of Common Stock (and not to holders of Warrants on an as-exercised basis) evidences of its indebtedness, or any of its assets, or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 7.3(c) or Section 7.3(d) above), the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which (x) the denominator shall be the per share Fair Market Value of Common Stock determined as of the record date mentioned above, and of which (y) the numerator shall be such per share Fair Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such evidence of indebtedness, assets, or rights or warrants so distributed applicable to one outstanding share of Common Stock, as determined by the Board of Directors of the Company in good faith; provided, however that in the event of a distribution exceeding ten percent of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of majority in interest of the Warrants; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determination by each such Appraiser. Provided, that no such adjustment shall be made which has the effect of increasing the Exercise Price. In either case the adjustments shall be described in a statement provided to all Holders of Warrants. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

               7.4    Other Adjustments, Etc.

                      (a) Rounding. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.



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                      (b) Notice of Adjustments. Whenever the Exercise Price is
adjusted pursuant to this Section 7, the Company shall promptly mail to each holder of Warrants, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                      (c) Exercise After Reclassification, Merger, Share Exchange, or Sale of Assets. In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or property, then the holders of Warrants shall have the right thereafter to purchase upon exercise of such Warrants only the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification, consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of the Common Stock which the holder of this Warrant would have received upon exercise of this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer, or share exchange. The terms of any such consolidation, merger, sale transfer or share exchange shall include such terms so as to continue to give to the holder of this Warrant the right to receive the securities or property set forth in this Section 7.4(c) upon any exercise following such consolidation, merger, sale, transfer, or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers, or share exchanges.

                      (d) Procedure for Other Adjustments. In case at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors of the Company are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Warrants (different than or distinguished from the effect generally on the rights of holders of any securities of the Company) or in case at any time any such conditions are expected to arise in the opinion of the Board of Directors of the Company by reason of any action contemplated by the Company, an Appraiser selected by the holders of more than 50% of the Warrants shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 7), of the Exercise Price (including, if necessary, any adjustment as to the securities which may be acquired upon exercise) and any distribution which is or would be required to preserve without diluting the rights of the holders of the Warrants; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Exercise Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Exercise Price then in effect.



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                      (e) No Double Counting. Notwithstanding anything to the
contrary contained in this Warrant, to the extent that any adjustment is made under the terms of this Section 7 to the Exercise Price or the number of shares issuable hereunder, no further adjustment shall be made with respect to the recapitalization, issuance of securities, or distribution requiring adjustment. No adjustment shall be made with respect to the issuance of Common Stock upon the exercise of rights for which an adjustment was made under Section 7.4(d), or for any securities issued in connection with the Loan Agreement or the exercise of any such securities.

                      (f) Definition of Fair Market Value. "Fair Market Value" per share of common stock means (i) in the case of a security listed or admitted to trading on any national securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on each day, or if no sale takes place on any day, the last reported sale price, regular way) as determined in accordance with the practices of such exchange) on the immediately preceding trading day (and in the case of a security traded on more than one national securities exchange, at such price upon the exchange on which the volume of trading during the last calendar year was the greatest),
(ii) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Company, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or The Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Company's Board of Directors as not having an active quoted market or in the case of other property, if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock or other property as determined by an Appraiser (as defined in Section 7.3(e) above) selected in good faith by the holders more than 50% of the Warrants; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

        8. Certain Notices. If at any time the Company shall propose to (i) declare any cash dividend upon its Common Stock; (ii) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock; (iii) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights; (iv) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to another corporation; (v) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company; or (vi) redeem or purchase any shares of its capital stock or securities convertible



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into its capital stock, then the Company shall give to the Holder of this
Warrant, by certified or registered mail, (i) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

        9. Article and Section Headings. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

        10. Notice. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service, to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy; or the date two business days after the date of mailing, or the date of the next business day after delivery to a courier service, as the case may be, shall be deemed to be the date of such notice, election or demand.

The address of the Holder is:    Sirrom Capital Corporation d/b/a Tandem Capital
                                 500 Church Street
                                 Suite 200
                                 Nashville, Tennessee 37219
                                 Attention: Craig Macnab
                                 Facsimile No.: (615) 726-1208

with a copy to:                  C. Christopher Trower, Esq.
                                 3159 Rilman Road, N.W.
                                 Atlanta, Georgia 30327-1503
                                 Facsimile No.: (404) 816-6854



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The address of the Company is:     Bikers Dream, Inc.
                                   1420 Village Way
                                   Santa Ana, California 92705
                                   Attention: President
                                   Facsimile No.: 909-343-1610

with a copy to:                    Day Campbell & McGill
                                   3070 Bristol Street -- Suite 650
                                   Costa Mesa, California 92626
                                   Attention:  Leonard J. McGill, Esq.
                                   Facsimile No.:  714-429-2901

        11. Severability. If any provision of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        12. Entire Agreement. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

        13. Governing Law and Amendments. This Warrant shall be construed and enforced under the laws of the State of California applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

        14. Counterparts. This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

        15. Jurisdiction and Venue. The Company hereby consents to jurisdiction, service of process, and venue in the courts of the State of Tennessee or the State of California, for the purpose of any action arising out of any of its obligations under this Warrant, and expressly waives jury trial and any and all objections it may have as to jurisdiction, service of process, and venue in such courts.

        16. Equity Participation. This Warrant is issued in connection with the Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. Section 47-24-101, et. seq. and that equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any



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obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Warrant this 22 day of June, 1998.

COMPANY:                                BIKERS DREAM, INC.


                                        By:    /s/ H. Rosenman
                                               ---------------------------------

                                        Title: President/CEO
                                               ---------------------------------


HOLDER:                                 SIRROM CAPITAL CORPORATION
                                        d/b/a TANDEM CAPITAL


                                        By:    /s/ Mike Comegna
                                               ---------------------------------

                                        Title: V.P.
                                               ---------------------------------



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